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                                                                   EXHIBIT 3(ii)


                                 AMENDED BY-LAWS

                                       OF

                        DALLAS SEMICONDUCTOR CORPORATION


                                   ARTICLE ONE

                                     OFFICES

         Section 1.01. Registered Office. The initial registered office of the corporation shall be at the place designated in the Certificate of Incorporation. The address of the registered office may be changed by the Board of Directors from time to time.

         Section 1.02. Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE TWO

                                  STOCKHOLDERS

         Section 2.01. Annual Meeting. The Board of Directors shall determine the time and place of annual meetings of stockholders, at which time the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

         Section 2.02. Special Meetings. Special Meetings of stockholders may be called at any time by the Chairman of the Board or the Board of Directors.

         Section 2.03. List of Stockholders. At least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, with the address of and the number of shares held by each, shall be prepared by the officer or agent having charge of the stock transfer books. For a period of ten days prior to the meeting, the list shall be kept either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held, and may be inspected by any stockholder at any time during usual business hours for any purpose germane to the meeting. The list shall be produced and kept open at the time and place of the meeting and may be inspected by any stockholder during the whole time of the meeting. The Board of Directors may fix in advance a record date for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders or stockholders entitled to consent to corporate action in writing without a meeting. In the case of determining stockholders entitled to notice of or to vote at a meeting of stockholders, the record date shall be not less than ten nor more than 60 days prior to the meeting, or the Board of Directors may close the stock transfer books for the same purpose for a period of not less than ten nor more than 60 days prior to the meeting. In the case of determining stockholders entitled to consent to corporate action in writing without a meeting, the record date shall not precede nor be more than ten days after the date upon which the resolution fixing the record date is adopted



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by the Board of Directors. In the absence of any action by the Board of
Directors to establish a record date for either of the above purposes or for any other lawful purpose, the record date shall be such date as is provided by statute.

         Section 2.04. Notice. Written notice stating the place, day and hour of any meeting of stockholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the Secretary, or the Board of Directors, to each stockholder of record entitled to vote at the meeting.

         Section 2.05. Quorum. The holders of a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum at all meetings of stockholders for the transaction of business except as otherwise provided by the Certificate of Incorporation or Delaware General Corporation Law (called "the Act" in these By-laws). If, however, a quorum is not present or represented at a meeting of stockholders, a majority of the stockholders entitled to vote who are present in person or represented by proxy will have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented, provided that if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. When the meeting is reconvened, if a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         Section 2.06. Voting. So long as a quorum is present, the vote of the holders of a majority of the shares, regardless of class, having voting power present in person or represented by proxy at a meeting shall decide any question brought before the meeting, unless the question is one upon which, by express provision of the Act or of the Certificate of Incorporation or of these Bylaws, a different vote is required. Each outstanding share, regardless of class, will be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of a class are limited or denied by the Certificate of Incorporation.

         Section 2.07. Proxies. At a meeting of the stockholders, every stockholder having the right to vote will be entitled to vote in person, or by proxy appointed by an instrument in writing signed by the stockholder or by his duly authorized attorney in fact, bearing a date not more than three years prior to the meeting unless the instrument provides for a longer period. All proxies shall be filed with the Secretary of the corporation prior to or at the time of the meeting.

         Section 2.08. Action Without a Meeting. Any action which may be taken at a meeting of stockholders may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the stockholders entitled to vote with respect to the subject matter of the action and delivered to the corporation in the manner and within the time period specified in the Act. The Board of Directors may fix in advance a record date for determining stockholders entitled to consent to corporate action in writing without a meeting. Such record date shall not precede nor be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. In the absence of any action by the Board of Directors to



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establish a record date for the purpose of determining stockholders entitled to consent to action in writing without a meeting, the record date shall be such date as is provided by statute.

         Section 2.09. Notice of Shareholder Business. At any annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, such business must be (i) specified in the notice of the meeting given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or
(iii) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before a meeting by a stockholder, the stockholder must have given written notice thereof, either by personal delivery or United States mail, postage prepaid, to the Secretary of the corporation not less than (a) with respect to an annual meeting of stockholders, 90 days in advance of such meeting, and (b) with respect to a special meeting of stockholders, the close of business on the seventh day following the day on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (v) the name and address of the stockholder who is presenting such business; (w) the number of shares of the corporation's stock beneficially owned by such stockholder; (x) a representation that such person is a holder of record of such stock and intends to appear in person or by proxy (specifying the identity of the proxy) at the meeting to present such business; (y) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; and (z) any material interest of the stockholder is such business. Notwithstanding anything in these By-laws or the corporation's Certificate of Incorporation to the contrary, no business shall be conducted at any annual or special meeting of the stockholders except in accordance with the procedures set forth herein and as may be permitted by law and in accordance with normal and customary business practice; and the Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions hereof, and if he shall so determine, he shall declare that any such business not properly brought before the meeting shall not be transacted.

                                  ARTICLE THREE

                                    DIRECTORS

         Section 3.01. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors, who may exercise all such powers of the corporation and do all such lawful acts and things as are not by the Act or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

         Section 3.02. Number; Qualification; Election; Term. The Board of Directors shall consist of one or more Directors, none of whom need be stockholders or residents of the State of Delaware, the precise number to be established from time to time by resolution of the Board of Directors then in office. The Directors shall be elected at the annual meeting of the stockholders, except as hereinafter provided, and each director elected shall hold office, subject to the provisions of Section 3.03 of these By-laws, until his successor shall be duly elected and qualified. Directors shall be elected by plurality vote. Cumulative voting shall not be permitted.

         Section 3.03. Removal. Any Director may be removed only for cause and only at any special or annual meeting of stockholders, by the affirmative vote of the holders of: (i) least 80% of the combined voting power of the then outstanding shares of capital stock entitled to vote



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generally in the election of Directors, voting together as a single class; and
(ii) in the event that such removal is being sought by or on behalf of any Interested Stockholder or any of its Associates or Affiliates (as such terms are defined in the corporation's Certificate of Incorporation and as determined by the Board of Directors in accordance therewith) at least a majority of the combined voting power of the then outstanding shares of capital stock entitled to vote generally in the election of Directors, voting together as a single class, which are not beneficially owned by an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder, if notice of intention to act upon such matter shall have been given in the notice calling such meeting. Notwithstanding the foregoing, if a majority of the Disinterested Directors, as defined in the corporation's Certificate of Incorporation, recommends, a Director or Directors may be removed with or without cause by the vote of the holders of a majority of the shares entitled to vote in the election of Directors.

         Section 3.04. Vacancies and New Directorships. Any vacancy occurring in the Board of Directors (by death, resignation, removal or otherwise) may be filled by an affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. A directorship to be filled by reason of an increase in the number of Directors may be filled by the Board of Directors for a term of office continuing only until the next election of one or more Directors by the stockholders; provided that no more than two such directorships may be so filled during the period between two successive annual meetings of stockholders.

         Section 3.05. Nominations for the Election of Directors. Nominations for the election of Directors may be made by the Board of Directors or a nominating committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of Directors generally. However, any stockholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the corporation not less than (i) with respect to an election to be held at an annual meeting of stockholders, 90 days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of Directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and the name, address and principal occupation or employment of the person or persons to be nominated; (b) the number of shares of the corporation's stock beneficially owned by the person who intends to make the nomination and all persons who are affiliated, associated or acting in concert with such person; (c) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons affiliated, associated or acting in concert with such person (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (e) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (f) the consent of each nominee to serve as a Director of the corporation if so elected. The Chairman of the meeting may refuse to acknowledge the



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nomination of any person not made in compliance with the foregoing procedure and such defective nomination shall be disregarded.

         Section 3.06. Place of Meeting. The Directors may hold their meetings, both regular and special, either within or without the State of Delaware.

         Section 3.07. Annual Meetings. The first meeting of each newly elected Board of Directors shall be held without further notice immediately following the annual meeting of stockholders, and at the same place, unless by unanimous consent of the Directors then elected and serving, the time or place is changed.

         Section 3.08. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by resolution of the Board.

         Section 3.09. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman or the President on not less than 48 hours' notice to each Director, delivered personally or by mail or telegram; special meetings shall be called by the President or Secretary in like manner and on like notice at the written request of three or more Directors.

         Section 3.10. Quorum. At all meetings of the Board of Directors the presence of a majority of the number of Directors fixed in accordance with
Section 3.02 of these By-laws will constitute a quorum for the transaction of business, and the affirmative vote of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the Act or by the Certificate of Incorporation or by these By-laws. If a quorum is not present at a meeting of Directors, the Directors present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum is present.

         Section 3.11. Executive Committee. The Board of Directors may, by resolution passed by a majority of the whole Board, designate an executive committee, to consist of one or more Directors. Notwithstanding the other provisions hereof, to the extent provided in the resolution of the Board, the executive committee will have all of the authority of the Board of Directors in the management of the business and affairs of the corporation, except where action by the Board of Directors is expressly required by the Act or by the Certificate of Incorporation, and will have power to authorize the seal of the corporation to be affixed to all papers which may require it. The executive committee shall keep regular minutes of its proceedings and report the same at the next meeting of the Board of Directors. Any member of the executive committee may be removed, with or without cause, by the affirmative vote of a majority of the whole Board of Directors. If a vacancy occurs in the executive committee caused by death, resignation, retirement, disqualification, removal from office, or otherwise, the vacancy shall be filled by the affirmative vote of a majority of the whole Board of Directors.

         Section 3.12. Other Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, establish other committees, each committee to consist of one or more Directors, which committees shall have such power and authority and shall perform such functions as may be provided in such resolution.



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         Section 3.13. Compensation of Directors. Directors, as such, will not receive any stated salary for their services, but, by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for the attendance at Board meetings. A Director may, nevertheless, serve the corporation in another capacity and receive compensation therefor. Members of any committees may, by resolution of the Board of Directors, be allowed similar compensation for attending committee meetings.

         Section 3.14. Action Without a Meeting. Any action which may be taken at a meeting of the Board of Directors or any committee of the Board may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the Directors entitled to vote with respect to the subject matter of the action.

                                  ARTICLE FOUR

                                     NOTICES

         Section 4.01. Form of Notice. Notices required to be given by the Act, the Certificate of Incorporation, or these By-laws, may, unless the provision requiring notice specifies otherwise, be personal notice, or in writing by mail or by telegram, addressed to the Director or stockholder at his address appearing on the books of the corporation. Any notice required or permitted to be given by mail shall be deemed to be given at the time it is deposited in the United States mails. Any notice permitted to be given by telegram shall be deemed to be given at the time it is delivered to the telegraph company. Notices to Directors may also be given by telephone.

         Section 4.02. Waiver. Whenever notice is required to be given to a stockholder or Director of the corporation under the provisions of the Act or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing signed by the person entitled to notice, whether before or after the time stated in the notice, will be the equivalent to the giving of notice.

                                  ARTICLE FIVE

                                    OFFICERS

         Section 5.01. In General. The officers of the corporation shall be elected by the Board of Directors, and shall be a Chairman of the Board, a President, and a Secretary. The Board of Directors may also choose additional officers including one or more Vice Presidents, a Treasurer and one or more Assistant Secretaries and Assistant Treasurers. Any two or more offices may be held by the same person.

         Section 5.02. Election. The Board of Directors at its annual meeting shall choose a President and a Chairman of the Board from its members, and shall choose one or more Vice Presidents, a Secretary, and a Treasurer, none of whom need be a member of the Board.

         Section 5.03. Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it deems necessary, who shall be appointed for such terms and shall exercise such powers and perform such duties as the Board specifies.

         Section 5.04. Salaries. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors or a compensation committee appointed by the Board.



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         Section 5.05. Resignations. Any officer may resign at any time by giving written notice thereof to the President or to the Board of Directors. Any such resignation will take effect as of its date unless some other date is specified therein, in which event it shall be effective as of that date. The acceptance of such resignation shall not be necessary to make it effective.

         Section 5.06. Term of Office and Removal. Each officer of the corporation shall hold office until the earliest of his death, resignation, removal from office, or the election of a qualified successor. Any officer or agent elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors, but such removal will not prejudice the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create any contractual or other rights of continued employment. If any office becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

         Section 5.07. Chairman of the Board. The Chairman of the Board shall be the chief executive officer of corporation and shall preside at all meetings of the Board and shall be ex officio a member of all committees of Directors and shall perform such other duties as shall be assigned him from time to time by the Board.

         Section 5.08. President. The President shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, at all meetings of the Board of Directors. If there be no Chairman of the Board then he will be chief executive officer of the corporation and shall be an ex officio member of all standing committees. He will have general and active management and supervision of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute bonds, mortgages, and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed, and except where the signing and execution thereof is expressly delegated by the Board of Directors to some other officer or agent of the corporation. He shall have such other powers and perform such other duties as the Board of Directors may from time to time prescribe.

         Section 5.09. Vice Presidents. The Vice Presidents, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. Each Vice President will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe, or as the President may from time to time delegate to him.

         Section 5.10. Secretary. The Secretary shall attend all meetings of the Board of Directors and of the stockholders and record votes and minutes of proceedings in a book to be kept for that purpose, and shall perform like duties for any committee when required. He shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he will be. He shall keep in safe custody the seal of the corporation.

         Section 5.11. Assistant Secretary. Each Assistant Secretary shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. Each Assistant Secretary shall have such other powers and perform such duties as the Board of



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Directors may from time to time prescribe or as the President may from time to time delegate to him.

         Section 5.12. Treasurer. The Treasurer shall have custody of corporate funds and securities, shall keep full and accurate account of receipts and disbursements of the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation pursuant to instructions from the Board of Directors, and shall render to the President and Directors, at the regular meetings of the Board or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation. He shall perform such other duties as the Board of Directors may prescribe.

         Section 5.13. Assistant Treasurers. Each Assistant Treasurer shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. Each Assistant Treasurer will have such other powers and perform such duties as the Board of Directors may from time to time prescribe.

         Section 5.14. Bonding. If required by the Board of Directors, all or certain of the officers shall give the corporation a bond in such form, in such sum, and with such surety as is satisfactory to the Board, for the faithful performance of their duties and for the restoration to the corporation, in case of their death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in their possession or under their control belonging to the corporation.

                                   ARTICLE SIX

                        CERTIFICATES REPRESENTING SHARES

         Section 6.01. Form of Certificates. Certificates in such form as may be determined by the Board of Directors, representing all shares to which he is entitled shall be delivered to each stockholder. Certificates shall be consecutively numbered and shall be entered in the books of the corporation as they are issued. Each certificate shall state on the face thereof the holder's name, the number, class of shares, and the par value. They shall be signed by the Chairman of the Board, the President or a Vice President and the Secretary or an Assistant Secretary, and may be sealed with the seal of the corporation or a facsimile thereof. If a certificate is countersigned by a transfer agent or an assistant transfer agent or registered by a registrar, either of which is other than the corporation or an employee of the corporation, the signature of the corporation's officers may be facsimiles. In case an officer who has signed or whose facsimile signature has been placed on a certificate ceases to be such officer before the certificate has been delivered by the corporation, the certificate may nevertheless be issued and delivered as though the person who signed the certificate or whose facsimile signature has been used thereon had not ceased to be such officer.

         Section 6.02. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of the lost, stolen or destroyed certificate or his legal



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representative to advertise the same in such manner as it shall require and/or to give the corporation a bond in such form, in such sum, and with such surety as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         Section 6.03. Transfer of Shares. Shares of stock shall be transferable on the books of the corporation by the holder thereof in person or by his duly authorized attorney. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, and compliance with any restriction relating to such transfer, it will be the duty of the corporation or the transfer agent of the corporation, to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

         In the event any restriction on the transfer of shares or registration of the transfer of shares shall be agreed to or imposed by the corporation, an executed counterpart of the document pursuant to which such restriction exists shall be filed with the officer of the corporation charged with the maintenance of the stock books of the corporation and shall be kept on file at the corporation's principal place of business. Following such filing, each certificate evidencing shares to which such restriction applies shall (1) conspicuously set forth a full or summary statement of the restriction on the face of the certificate, or (2) set forth such statement on the back of the certificate and conspicuously refer to the same on the face of the certificate, or (3) conspicuously state on the face or back of the certificate that such restriction exists pursuant to a specified document and that the corporation will furnish to the holder of the certificate, without charge, upon written request to the corporation at its principal place of business or registered office, a copy of the specified document.

         If one or more holders of the stock of any class shall, by agreement among themselves, restrict the transfer of any shares held by them through the granting of preferential rights of purchase or otherwise, then any party to such agreement may file an executed counterpart of the same with the officer of the corporation charged with the maintenance of the stock books of the corporation or with any transfer agent or registrar designated by the corporation in respect to the shares of such class. Following the filing of any such counterpart, each certificate evidencing shares to which such restriction applies which shall thereafter be issued by the corporation shall bear an appropriate notice of such restriction as described in the preceding paragraph and no share subject to such restriction shall be transferred until written evidence satisfactory to the corporation of compliance by the transferor with any such restriction shall have been filed with the corporation.

         Section 6.04. Registered Stockholders. The corporation may treat the holder of record of shares of stock as the person exclusively entitled to vote, to receive notifications, to receive payment of any dividend or other distribution or allotment of any rights and otherwise to exercise all the rights and powers of an owner. The corporation shall not be bound to recognize any equitable or other claim to or interest in any shares of stock on the part of any person other than the holder of record, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.



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                                  ARTICLE SEVEN

                            EXECUTION OF INSTRUMENTS

         Section 7.01. Contracts, etc. The Board of Directors or any committee thereunto duly authorized may authorize any officer or officers, or agent or agents, to enter into any contract or to execute and deliver in the name and on behalf of the corporation any contract or other instrument, and such authority may be general or may be confined to specific instances.

         Section 7.02. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes, acceptances or other evidence of indebtedness issued by or in the name of the corporation shall be signed by such officer or officers, agent or agents, of the corporation and in such manner (including by facsimile) as shall be determined from time to time by resolution of the Board, but in the absence of any such determination by the Board, such checks, drafts, or other orders for the payment of money, notes, acceptances or other evidences of indebtedness shall be signed by the Chairman of the Board, the President, any Vice President, the Treasurer, or any Assistant Treasurer. Unless otherwise provided by resolution of the Board, endorsements for deposit to the credit of the corporation in any of its duly authorized depositories may be made by handstamped legend in the name of the corporation or by written endorsement of any officer without countersignature.

         Section 7.03. Loans. No loans shall be contracted on behalf of the corporation unless authorized by the Board, but, when so authorized, unless a particular agent or officer is directed to negotiate the same, such loans may be negotiated up to the amount so authorized by the Chairman of the Board, the President, any Vice President or the Treasurer; and such officers are hereby severally authorized to execute and deliver in the name and on behalf of the corporation notes or other evidences of indebtedness for the amount of such loans and to give security for the payment of any and all loans, advances and indebtedness, hypothecating, pledging or transferring any part or all of the property of the corporation, real or personal, at any time owned by the corporation, without any action or consent except as may be expressly required by the Act.

         Section 7.04. Sale or Transfer of Securities Held by the Corporation. Stock certificates, bonds or other securities at any time owned by the corporation may be held on behalf of the corporation or sold, transferred or otherwise disposed of pursuant to authorization by the Board or of any committee thereunto duly authorized, and when so authorized to be sold, transferred or otherwise disposed of, may be transferred from the name of the corporation by the signature of the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary.

                                  ARTICLE EIGHT

                               GENERAL PROVISIONS

         Section 8.01. Dividends. Dividends on outstanding shares of the corporation, subject to the provisions of the Act and the Certificate of Incorporation, may be declared by the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, in property, or in shares of the corporation. The Board of Directors may fix in advance a record date for the purposes of determining stockholders entitled to receive payment of a dividend, the record date to be not more than 60 days prior to the payment of the dividend, or the Board of Directors may close the stock transfer books for the same purpose for a period of not more than 60 days prior to the payment date of the dividend. In the absence of action by the Board of

Directors, the date upon which the Board of Directors adopts the resolution declaring the dividend will be the record date.

         Section 8.02. Reserves. There may be created by resolution of the Board of Directors out of the earned surplus of the corporation such reserve or reserves as the Directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the corporation, or for such other purpose as the Directors shall deem beneficial to the corporation, and the Directors may modify or abolish any reserve in the manner in which it was created.

         Section 8.03. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

         Section 8.04. Seal. The corporation may have a seal, which may be used by causing it or a facsimile of it to be impressed or affixed or reproduced or otherwise. Any officer of the corporation will have authority to affix the seal to any document requiring it.

         Section 8.05. Indemnification. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to hereunder, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. The determination that an officer, director, employee or agent, has met the applicable standard of conduct set forth hereinabove (unless indemnification is ordered by a court) shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized herein. The indemnification and advancement of expenses provided hereunder shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any other by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The indemnification and advancement of expenses provided hereunder, unless otherwise provided when authorized or ratified, shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 8.06. Annual Statement. The Board of Directors shall present at each annual meeting and when called for by vote of the stockholders at special meetings of stockholders, a full and clear statement of the business and condition of the corporation.

         Section 8.07. Limited Acceptance of the Delaware Business Combination Statute. The corporation acknowledges and accepts the provisions of Section 203 of the Act which govern the effecting of certain business combinations with interested stockholders, provided, however, that with respect to such matters, the corporation shall be governed by said Section 203 of the Act only to the extent that its provisions do not conflict with or otherwise limit in any way the Certificate of Incorporation or these By-laws.

                                  ARTICLE NINE

                                   AMENDMENTS

         Section 9.01. Amendments. Subject to the provisions of the corporation's Certificate of Incorporation, these By-laws may be altered, amended, or repealed at any meeting of the stockholders or Board of Directors at which a quorum is present by the affirmative vote of the holders of a majority of the voting stock of the corporation or a majority of the Directors present, but (with respect to meetings of the stockholders) only if notice of the proposed alteration, amendment, or repeal is contained in the notice of the meeting.

                        DALLAS SEMICONDUCTOR CORPORATION

                       CERTIFICATE OF CORPORATE SECRETARY


         The undersigned hereby certifies that she is the duly elected, qualified and acting Secretary of Dallas Semiconductor Corporation and that the following amendment to its Bylaws (as restated) was duly adopted at a meeting of its Board of Directors duly called and held on January 20, 1998, at which a quorum was present and acting throughout:


                               AMENDMENT TO BYLAWS

                  RESOLVED, that Section 3.13 of the Bylaws of the Corporation is hereby amended to conform to the provisions of Section 141(h) of the General Corporation Law of Delaware, so as to hereafter read as follows:

                  Section 3.13. Compensation of Directors. Unless otherwise restricted by the certificate of incorporation of the Corporation, the Board of Directors shall have the authority to fix the compensation of directors.


         IN WITNESS WHEREOF, the undersigned has hereunto set her hand and affixed the corporate seal this 5th day of February, 2001.



                                       /s/ MARLA K. SUGGS
                                       -------------------------
                                       Marla K. Suggs, Secretary

                        DALLAS SEMICONDUCTOR CORPORATION

                       CERTIFICATE OF CORPORATE SECRETARY


         The undersigned hereby certifies that she is the duly elected, qualified and acting Secretary of Dallas Semiconductor Corporation and that the following amendment to its Bylaws (as restated) was duly adopted at a meeting of its Board of Directors duly called and held on November 18, 2000, at which a quorum was present and acting throughout:

                               AMENDMENT TO BYLAWS


         RESOLVED, that, effective immediately, Section 5.07 of the By-Laws of the Corporation be, and the same hereby is, amended so as to hereafter read as follows:

                  Section 5.07. Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the corporation. He shall preside at all meetings of the stockholders and directors, and except as otherwise provided by resolution of the Board, shall be ex officio a member of all standing committees of the Board. He shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board are carried into effect. He shall possess power to execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the corporation. He shall counsel with and advise the President and perform such other duties as shall be assigned to him from time to time by the Board;

         RESOLVED FURTHER, that, effective immediately, Section 5.08 of the By-Laws of the Corporation be, and the same hereby is, amended so as to hereafter read as follows:

                  Section 5.08. President. The President shall be the chief operating officer of the corporation and, in the absence of the Chairman of the Board, he shall preside at all meetings of the Board and of the stockholders. He shall have such other powers and perform such other duties as the Board may from time to time prescribe; and

         RESOLVED FURTHER, that, effective immediately, (i) Section 5.09 of the By-Laws of the Corporation be, and the same hereby is, amended to substitute the words "Chairman of the Board" for the word "President" in the last sentence thereof; (ii) Section 5.10 of the By-Laws be, and the same hereby is, amended to substitute the words "Chairman of the Board" for the word "President" in the second sentence thereof; (iii) Section 5.11 of the By-Laws be, and the same hereby is, amended to substitute the words "Chairman of the Board" for the word "President" in the last sentence thereof; and (iv) Section 5.12 of the By-Laws be, and the same hereby is, amended to substitute the words "Chairman of the Board" for the word "President" in the second sentence thereof.


         IN WITNESS WHEREOF, the undersigned has hereunto set her hand and affixed the corporate seal this 29th day of December, 2000.


                                         /s/ MARLA K. SUGGS
                                         ---------------------------------------
                                         Marla K. Suggs, Corporate Secretary